UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2019

HERITAGE INSURANCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36462	45-5338504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 McCormick Drive, Suite 300 Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 362-7202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HRTG	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders

Heritage Insurance Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 1, 2019. The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors to serve until the 2020 Annual Meeting, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Bruce Lucas	21,273,581	1,335,242	5,653,773
Richard Widdicombe	21,586,288	1,022,535	5,653,773
Panagiotis (Pete) Apostolou	21,945,991	662,832	5,653,773
Irini Barlas	13,308,197	9,300,626	5,653,773
Steven Martindale	21,603,958	1,004,865	5,653,773
James Masiello	11,985,510	10,623,313	5,653,773
Nicholas Pappas	12,296,803	10,312,020	5,653,773
Joseph Vattamattam	21,933,341	675,482	5,653,773
Vijay Walvekar	20,487,343	2,121,480	5,653,773

Proposal No. 2: Ratification of Appointment of Plante & Moran, PLLC to Serve as Independent Registered Public Accounting Firm

The ratification of Plante & Moran, PLLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved as follows:

FOR	AGAINST	ABSTAIN
28,165,912	6,137	90,547

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Date: May 3, 2019	By:	/s/ Bruce Lucas
Bruce Lucas
Chairman and Chief Executive Officer